Artisan Partners Asset Management Inc. Reports 3Q17 Results
Milwaukee, WI - October 31, 2017 - Artisan Partners Asset Management Inc. (NYSE: APAM) (the “Company” or “Artisan Partners”) today reported its results for the three and nine months ended September 30, 2017, including net income and earnings per share.
CEO and Chairman Eric Colson said, “In the first nine months of 2017, our AUM grew by $16.9 billion, or 17%, to $113.7 billion at September 30, our highest-ever quarter-end AUM. While we have certainly benefited from the continued appreciation of equity and debt prices around the world, our recent AUM growth is also the product of Who We Are as a firm, our investment performance, and long-term investment and business decisions we have made over the years.
“Artisan Partners is an investment firm. We focus on generating successful outcomes for the clients we serve. Because we focus on investments, our investment performance has been and will continue to be the primary driver of our business results and growth as a firm.
“As of September 30, 2017, 10 of our 13 investment strategies with at least a one-year track record have outperformed their broad-based benchmarks since inception, net of fees with inception dates ranging from 1996 to 2015. Those 10 strategies have average annual outperformance of 371 basis points, net of fees, since inception. The average annual underperformance of the other three strategies is -55 basis points, including fees, since inception.
“Recent performance has also been strong. Ten of our 13 strategies in existence at the beginning of 2017 have out-performed their benchmarks in 2017, net of fees. Firm-wide, in the first nine months of the year, our strategies’ outperformance relative to their passive benchmark indexes generated approximately $3.1 billion of additional wealth for our clients after fees.
“Critical to our investment performance is evolving and designing investment strategies that can use a broad array of securities, instruments, and techniques (which we call degrees of freedom) to differentiate returns and manage risk. We began adding degrees of freedom in earnest with our global strategies launched between 2007 and 2010. Our High Income and Developing World strategies, launched in 2014 and 2015, were a further move in that direction. And this year we have already launched three additional high-degree-of-freedom strategies: the Thematic and Global Discovery strategies and a privately offered strategy managed by our Credit team. We are excited about the potential for each of these strategies to generate returns for clients and further diversify our business.
“In order to expand and strengthen our ability to serve clients and grow as a firm, we have evolved our firm in significant ways over the last five years. We have established three new investment teams; reinvested in and further developed each of our existing investment teams; launched six new investment strategies; opened sales offices in Australia and Canada and expanded our EMEA and intermediary distribution teams; increased our operational capabilities to include additional asset classes, investment instruments and investment vehicles; invested significantly in information technology and security; and evolved to a stable and sustainable capital structure while retaining our independence and culture.
“We believe that our capabilities and brand are stronger today than ever before. We remain focused on generating returns and managing risk for our clients. If we continue to do so, we are confident that we will continue to have business success and grow as a firm.”

The table below presents AUM and a comparison of certain GAAP and non-GAAP (“adjusted”) financial measures.

	For the Three Months Ended			For the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
	(unaudited, in millions except per share amounts or as otherwise noted)
Assets Under Management (amounts in billions)
Ending	$113.7	$109.4	$99.8	$113.7	$99.8
Average	111.4	107.2	98.2	106.6	95.9

Consolidated Financial Results (GAAP)
Revenues	$204.6	$196.2	$184.1	$584.9	$539.4
Operating income	80.7	66.5	62.0	205.2	175.7
Operating margin	39.4%	33.9%	33.6%	35.1%	32.6%
Net income attributable to Artisan Partners Asset Management Inc.	$30.7	$26.6	$19.1	$77.1	$53.7
Basic and diluted earnings per share	0.61	0.45	0.41	1.48	1.15

Adjusted[1] Financial Results
Adjusted operating income	$80.7	$72.9	$68.7	$217.9	$197.4
Adjusted operating margin	39.4%	37.1%	37.3%	37.2%	36.6%
Adjusted EBITDA[2]	$82.2	$74.3	$71.0	$222.3	$202.1
Adjusted net income	49.1	44.3	42.0	132.2	119.4
Adjusted earnings per adjusted share	0.65	0.58	0.56	1.75	1.60

______________________________________
1 Adjusted measures are non-GAAP measures and are explained and reconciled to the comparable GAAP measures in Exhibit 2.
2 Adjusted EBITDA represents adjusted net income before interest, tax, depreciation and amortization expense.

Assets Under Management Increased to $113.7 billion
Our AUM increased to $113.7 billion at September 30, 2017, an increase of $4.3 billion, or 3.9%, compared to $109.4 billion at June 30, 2017, as a result of $5.4 billion in market appreciation partially offset by $1.2 billion of net client cash outflows. For the nine months ended September 30, 2017, AUM increased $16.8 billion, or 17.4%, due to $19.8 billion in market appreciation partially offset by $3.0 billion of net client cash outflows.
Average AUM for the September quarter of 2017 was $111.4 billion, an increase of 3.8% compared to average AUM for the June quarter of 2017 of $107.2 billion and a 13.4% increase from the average of $98.2 billion for the September quarter of 2016.
September Quarter of 2017 Compared to June Quarter of 2017
GAAP net income was $30.7 million, or $0.61 per basic and diluted share, in the September quarter of 2017, an increase of 15% compared to net income of $26.6 million, or $0.45 per basic and diluted share, in the June quarter of 2017. Adjusted net income was $49.1 million, or $0.65 per adjusted share, in the September quarter of 2017, an increase of 11% compared to adjusted net income of $44.3 million, or $0.58 per adjusted share, in the June quarter of 2017.

•	Revenues of $204.6 million in the September quarter of 2017 increased $8.4 million, or 4%, from $196.2 million in the June quarter of 2017 primarily due to higher average AUM in the September quarter.

•
Operating expenses of $123.9 million in the September quarter of 2017 decreased $5.8 million, or 5%, from $129.7 million in the June quarter of 2017, primarily as a result of the elimination of pre-offering related equity compensation expense. As of July 1, 2017, all pre-offering equity awards were fully vested and expensed.

•	GAAP operating margin was 39.4% for the September quarter of 2017 compared to 33.9% for the June quarter of 2017.

•	Adjusted operating margin was 39.4% for the September quarter of 2017 compared to 37.1% for the June quarter of 2017.
September Quarter of 2017 Compared to September Quarter of 2016
GAAP net income was $30.7 million, or $0.61 per basic and diluted share, in the September quarter of 2017, an increase of 61% compared to net income of $19.1 million, or $0.41 per basic and diluted share, in the September quarter of 2016. Adjusted net income was $49.1 million, or $0.65 per adjusted share, in the September quarter of 2017, an increase of 17% compared to adjusted net income of $42.0 million, or $0.56 per adjusted share, in the September quarter of 2016.

•
Revenues of $204.6 million in the September quarter of 2017 increased $20.5 million, or 11%, from $184.1 million in the September quarter of 2016 primarily due to higher average AUM in the September quarter of 2017, partially offset by a 1.6 basis point decline in our weighted average investment management fee. Our weighted average investment management fee decreased from 74 basis points for the September quarter of 2016 to 73 basis points for the September quarter of 2017 primarily due to the decline in the proportion of our total AUM managed through Artisan Funds.

•
Operating expenses of $123.9 million in the September quarter of 2017 increased $1.8 million, or 1%, from $122.1 million in the September quarter of 2016 as a result of higher incentive compensation expense due to increased revenues, increased post-IPO equity compensation expense, an increase in the number of employees, and costs incurred related to our eighth investment team founded in the fourth quarter of 2016. These increases were partially offset by the elimination of pre-offering related equity compensation expense and a decrease in third-party intermediary expenses due to lower AUM sourced through third-party intermediaries that charge a fee for administrative and distribution services, a portion of which is borne by Artisan.

•	GAAP operating margin was 39.4% for the September quarter of 2017 compared to 33.6% for the September quarter of 2016.

•	Adjusted operating margin was 39.4% for the September quarter of 2017 compared to 37.3% for the September quarter of 2016.

Nine months ended September 30, 2017 Compared to Nine months ended September 30, 2016
GAAP net income was $77.1 million, or $1.48 per basic and diluted share, for the nine months ended September 30, 2017, an increase of 44% compared to net income of $53.7 million, or $1.15 per basic and diluted share, for the nine months ended September 30, 2016. Adjusted net income was $132.2 million, or $1.75 per adjusted share, for the nine months ended September 30, 2017, an increase of 11% compared to adjusted net income of $119.4 million, or $1.60 per adjusted share, for the nine months ended September 30, 2016.

•
Revenues of $584.9 million for the nine months ended September 30, 2017 increased $45.5 million, or 8%, from $539.4 million for the nine months ended September 30, 2016 primarily due to higher average AUM, partially offset by a 1.7 basis point decline in our weighted average investment management fee. Our weighted average investment management fee decreased from 75 basis points for the nine months ended September 30, 2016 to 73 basis points for the nine months ended September 30, 2017 primarily due to the decline in the proportion of our total AUM managed through Artisan Funds.

•
Operating expenses of $379.7 million for the nine months ended September 30, 2017 increased $16.0 million, or 4%, from $363.7 million for the nine months ended September 30, 2016 as a result of higher incentive compensation expense due to increased revenues, an increase in the number of employees, costs incurred related to our eighth investment team founded in the fourth quarter of 2016, increases in general and administrative and technology expenses, and increased post-IPO equity compensation expense. These increases were partially offset by decreases in third-party intermediary and pre-offering related equity compensation expenses. The decrease in third-party distribution expense resulted from lower AUM sourced through third-party intermediaries that charge a fee for administrative and distribution services, a portion of which is borne by Artisan.

•	GAAP operating margin was 35.1% for the nine months ended September 30, 2017 compared to 32.6% for the nine months ended September 30, 2016.

•	Adjusted operating margin was 37.2% for the nine months ended September 30, 2017 compared to 36.6% for the nine months ended September 30, 2016.

Capital Management
Cash and cash equivalents were $202.6 million at September 30, 2017 compared to $156.8 million at December 31, 2016. The Company paid its quarterly dividend of $0.60 per share of Class A common stock during the September quarter of 2017. The Company had total borrowings of $200.0 million at September 30, 2017 and December 31, 2016. On August 16, 2017, Artisan Partners Holdings refinanced $60 million of senior notes and extended its $100 million revolving credit facility for an additional five year period.
During the June quarter of 2017, the Company made a $20 million seed investment in a new privately offered fund managed by the firm’s Credit team. As of September 30, 2017, Artisan had a controlling financial interest in the private fund and, as a result, the fund is included in the consolidated financial statements.
During the September quarter of 2017, limited partners of Artisan Partners Holdings exchanged 317,281 common units for 317,281 Class A common shares. The exchanges increased the Company’s public float of Class A common stock by 317,281 shares.
Total stockholders’ equity was $156.8 million at September 30, 2017 compared to $117.7 million at December 31, 2016. The Company had 50.0 million Class A common shares outstanding at September 30, 2017.
The Company’s debt leverage ratio, calculated in accordance with its loan agreements, was 0.6X at September 30, 2017.
On October 25, 2017, the Company’s Board of Directors declared a quarterly dividend of $0.60 per share payable on November 30, 2017, to Class A shareholders of record as of the close of business on November 16, 2017.

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Conference Call
The Company will host a conference call on November 1st, at 11:00 a.m. (Eastern Time) to discuss these results. Hosting the call will be Eric Colson, Chairman and Chief Executive Officer, and C.J. Daley, Chief Financial Officer. Supplemental materials that will be reviewed during the call are available on the Company’s website at www.apam.com. The call will be webcast and can be accessed via the Company’s website. Listeners may also access the call by dialing 877.328.5507 or 412.317.5423 for international callers; the conference ID is 10113149. A replay of the call will be available until November 8, 2017 at 9:00 a.m. (Eastern Time), by dialing 877.344.7529 or 412.317.0088 for international callers; the replay conference ID is 10113149. An audio replay will also be available on the Company’s website.
Forward-Looking Statements and Other Disclosures
Certain statements in this release, and other written or oral statements made by or on behalf of the Company, are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are only predictions based on current expectations and projections about future events. These forward-looking statements are subject to a number of risks and uncertainties, and there are important factors that could cause actual results, level of activity, performance, actions or achievements to differ materially from the results, level of activity, performance, actions or achievements expressed or implied by the forward-looking statements. These factors include: the loss of key investment professionals or senior management, adverse market or economic conditions, poor performance of our investment strategies, change in the legislative and regulatory environment in which we operate, operational or technical errors or other damage to our reputation and other factors disclosed in the Company’s filings with the Securities and Exchange Commission, including those factors listed under the caption entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on February 21, 2017. The Company undertakes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Results for any investment strategy described herein, and for different investment products within a strategy, are affected by numerous factors, including different material market or economic conditions; different investment management fee rates, brokerage commissions and other expenses; and the reinvestment of dividends or other earnings. The returns for any strategy may be positive or negative, and past performance does not guarantee future results.

Unless otherwise noted, composite returns are presented gross of investment advisory fees applied to client accounts. Composite returns are presented net of trade commissions and transaction costs, but are gross of management fees, unless otherwise stated. Management fees, when reflected, would reduce the results presented for an investor in an account managed within a Composite. Net-of-fees composite returns presented in these materials were calculated using the highest model investment advisory fees applicable to portfolios within the Composite. Fees may be higher for certain pooled vehicles, and the Composite may include accounts with performance-based fees. Index returns do not reflect the payment of fees and expenses. Composite data shown for the following strategies is represented by a single account: Artisan High Income and Artisan Thematic.

None of the information in these materials constitutes either an offer or a solicitation to buy or sell any fund securities, nor is any such information a recommendation for any fund security or investment service.

Any discrepancies included in this release between totals and the sums of the amounts listed are due to rounding.

About Artisan Partners
Artisan Partners is a global investment management firm that provides a broad range of high value-added investment strategies to sophisticated clients around the world. Since 1994, the firm has been committed to attracting experienced, disciplined investment professionals to manage client assets. Artisan Partners’ autonomous investment teams oversee a diverse range of investment strategies across multiple asset classes. Strategies are offered through various investment vehicles to accommodate a broad range of client mandates.

Source: Artisan Partners Asset Management Inc.

Investor Relations Inquiries
Makela Taphorn
866.632.1770
414.908.2176
ir@artisanpartners.com

Exhibit 1

Artisan Partners Asset Management Inc.
Consolidated Statements of Operations
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Revenues
Management fees
Artisan Funds & Artisan Global Funds	$128.7	$123.9	$120.0	$370.0	$353.5
Separate accounts	75.9	72.0	64.0	214.6	185.0
Performance fees	—	0.3	0.1	0.3	0.9
Total revenues	204.6	196.2	184.1	584.9	539.4

Operating expenses
Compensation and benefits	98.5	96.4	89.6	288.2	265.1
Pre-offering related compensation - share-based awards	—	6.4	6.7	12.7	21.7
Total compensation and benefits	98.5	102.8	96.3	300.9	286.8
Distribution, servicing and marketing	7.7	7.2	8.1	22.3	24.6
Occupancy	3.5	3.7	3.3	10.7	9.7
Communication and technology	8.2	8.6	8.2	25.2	23.9
General and administrative	6.0	7.4	6.2	20.6	18.7
Total operating expenses	123.9	129.7	122.1	379.7	363.7
Operating income	80.7	66.5	62.0	205.2	175.7
Interest expense	(2.9)	(2.9)	(3.0)	(8.7)	(8.8)
Net investment gain (loss) of consolidated investment products	1.6	—	—	1.6	—
Net gain (loss) on the tax receivable agreements	0.5	—	0.7	0.5	0.7
Net investment income	0.1	0.2	0.9	0.5	0.9
Total non-operating income (loss)	(0.7)	(2.7)	(1.4)	(6.1)	(7.2)
Income before income taxes	80.0	63.8	60.6	199.1	168.5
Provision for income taxes	21.5	15.0	15.1	49.2	39.3
Net income before noncontrolling interests	58.5	48.8	45.5	149.9	129.2
Less: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	27.2	22.2	26.4	72.2	75.5
Less: Net income attributable to noncontrolling interests - consolidated investment products	0.6	—	—	0.6	—
Net income attributable to Artisan Partners Asset Management Inc.	$30.7	$26.6	$19.1	$77.1	$53.7

Basic and diluted earnings per share - Class A common shares	$0.61	$0.45	$0.41	$1.48	$1.15

Average shares outstanding
Class A common shares	45.9	45.2	38.6	44.1	37.9
Unvested restricted share-based awards	4.2	4.5	3.6	4.2	3.6
Total average shares outstanding	50.1	49.7	42.2	48.3	41.5

Exhibit 2

Artisan Partners Asset Management Inc.
Reconciliation of GAAP to Non-GAAP (“Adjusted”) Measures
(unaudited; in millions, except per share amounts or as noted)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$30.7	$26.6	$19.1	$77.1	$53.7
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	27.2	22.2	26.4	72.2	75.5
Add back: Provision for income taxes	21.5	15.0	15.1	49.2	39.3
Add back: Pre-offering related compensation - share-based awards	—	6.4	6.7	12.7	21.7
Add back: Net (gain) loss on the tax receivable agreements	(0.5)	—	(0.7)	(0.5)	(0.7)
Add back: Net investment (gain) loss of consolidated investment products attributable to APAM	(0.9)	—	—	(0.9)	—
Less: Adjusted provision for income taxes	28.9	25.9	24.6	77.6	70.1
Adjusted net income (Non-GAAP)	$49.1	$44.3	$42.0	$132.2	$119.4

Average shares outstanding
Class A common shares	45.9	45.2	38.6	44.1	37.9

Assumed vesting or exchange of:
Unvested restricted share-based awards	4.2	4.5	3.6	4.2	3.6
Artisan Partners Holdings LP units outstanding (non-controlling interest)	25.7	26.1	32.4	27.3	33.0
Adjusted shares	75.8	75.8	74.6	75.6	74.5

Basic and diluted earnings per share (GAAP)	$0.61	$0.45	$0.41	$1.48	$1.15
Adjusted net income per adjusted share (Non-GAAP)	$0.65	$0.58	$0.56	$1.75	$1.60

Operating income (GAAP)	$80.7	$66.5	$62.0	$205.2	$175.7
Add back: Pre-offering related compensation - share-based awards	—	6.4	6.7	12.7	21.7
Adjusted operating income (Non-GAAP)	$80.7	$72.9	$68.7	$217.9	$197.4

Operating margin (GAAP)	39.4%	33.9%	33.6%	35.1%	32.6%
Adjusted operating margin (Non-GAAP)	39.4%	37.1%	37.3%	37.2%	36.6%

Net income attributable to Artisan Partners Asset Management Inc. (GAAP)	$30.7	$26.6	$19.1	$77.1	$53.7
Add back: Net income attributable to noncontrolling interests - Artisan Partners Holdings LP	27.2	22.2	26.4	72.2	75.5
Add back: Pre-offering related compensation - share-based awards	—	6.4	6.7	12.7	21.7
Add back: Net (gain) loss on the tax receivable agreements	(0.5)	—	(0.7)	(0.5)	(0.7)
Add back: Net investment (gain) loss of consolidated investment products attributable to APAM	(0.9)	—	—	(0.9)	—
Add back: Interest expense	2.9	2.9	3.0	8.7	8.8
Add back: Provision for income taxes	21.5	15.0	15.1	49.2	39.3
Add back: Depreciation and amortization	1.3	1.2	1.4	3.8	3.8
Adjusted EBITDA (Non-GAAP)	$82.2	$74.3	$71.0	$222.3	$202.1

The Company’s management uses non-GAAP measures (referred to as “adjusted” measures) of net income and operating income to evaluate the profitability and efficiency of the underlying operations of the business and as a factor when considering net income available for distributions and dividends. These adjusted measures remove the impact of (1) pre-offering related compensation, (2) net gain (loss) on the tax receivable agreements (if any), and (3) net investment gain (loss) of consolidated investment products. These adjustments also remove the non-operational complexities of the Company’s structure by adding back non-controlling interests and assuming all income of Artisan Partners Holdings is allocated to the Company. Management believes these non-GAAP measures provide more meaningful information to analyze the Company’s profitability and efficiency between periods and over time. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to manage the Company.
Non-GAAP measures should be considered in addition to, and not as a substitute for, financial measures prepared in accordance with GAAP. The Company’s non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures. The Company’s non-GAAP measures are as follows:

•
Adjusted net income represents net income excluding the impact of (1) pre-offering related compensation, (2) net gain (loss) on the tax receivable agreements (if any), and (3) net investment gain (loss) of consolidated investment products. Adjusted net income also reflects income taxes assuming the vesting of all unvested Class A share-based awards and as if all outstanding limited partnership units of Artisan Partners Holdings had been exchanged for Class A common stock of APAM on a one-for-one basis. Assuming full vesting and exchange, all income of Artisan Partners Holdings is treated as if it were allocated to APAM, and the adjusted provision for income taxes represents an estimate of income tax expense at an effective rate reflecting assumed federal, state, and local income taxes. The estimated adjusted effective tax rate was 37.0% for the periods presented.

•
Adjusted net income per adjusted share is calculated by dividing adjusted net income by adjusted shares. The number of adjusted shares is derived by assuming the vesting of all unvested Class A share-based awards and the exchange of all outstanding limited partnership units of Artisan Partners Holdings for Class A common stock of APAM on a one-for-one basis.

•	Adjusted operating income represents the operating income of the consolidated company excluding pre-offering related compensation.

•	Adjusted operating margin is calculated by dividing adjusted operating income by total revenues.

•
Adjusted EBITDA represents income before income taxes, interest expense and depreciation and amortization, adjusted to exclude the impact of net income attributable to non-controlling interests, pre-offering related compensation, net gain (loss) on the tax receivable agreements (if any), and net investment gain (loss) of consolidated investment products.

Pre-offering related compensation includes the amortization of unvested Class B common units of Artisan Partners Holdings that were granted before and were unvested at the Company’s IPO, which closed on March 12, 2013. As of July 1, 2017, all Class B common units of Artisan Partners Holdings were fully vested and expensed.

Net gain (loss) on the tax receivable agreements represents the income (expense) associated with the change in estimate of amounts payable under the tax receivable agreements entered into in connection with the Company’s initial public offering and related reorganization.

Net investment gain (loss) of consolidated investment products represents the investment income (loss) related to investment products that are included in the Company’s consolidated financial statements because Artisan holds a controlling financial interest in the respective investment entities.

Exhibit 3

Artisan Partners Asset Management Inc.
Condensed Consolidated Statements of Financial Condition
(unaudited; in millions)

	As of
	September 30,	December 31,
	2017	2016
Assets
Cash and cash equivalents	$202.6	$156.8
Accounts receivable	73.7	59.7
Investment securities	5.8	6.3
Deferred tax assets	782.3	678.6
Assets of consolidated investment products	61.5	—
Other	35.0	34.8
Total assets	$1,160.9	$936.2

Liabilities and equity
Accounts payable, accrued expenses, and other	$97.9	$32.8
Borrowings	198.9	199.5
Amounts payable under tax receivable agreements	666.6	586.2
Liabilities of consolidated investment products	25.4	—
Total liabilities	988.8	818.5

Redeemable noncontrolling interests	15.3	—
Total stockholders’ equity	156.8	117.7
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,160.9	$936.2

Exhibit 4
Artisan Partners Asset Management Inc.
Assets Under Management
(unaudited; in millions)

	For the Three Months Ended			% Change from
	September 30,	June 30,	September 30,	June 30,	September 30,
	2017	2017	2016	2017	2016

Beginning assets under management	$109,405	$103,762	$94,959	5.4%	15.2%
Gross client cash inflows	3,660	4,207	4,219	(13.0)%	(13.2)%
Gross client cash outflows	(4,817)	(5,729)	(5,154)	15.9%	6.5%
Net client cash flows	(1,157)	(1,522)	(935)	24.0%	(23.7)%
Market appreciation (depreciation)	5,440	7,165	5,793	(24.1)%	(6.1)%
Net transfers [1]	—	—	—	—%	—%
Ending assets under management	$113,688	$109,405	$99,817	3.9%	13.9%
Average assets under management	$111,372	$107,250	$98,234	3.8%	13.4%

	For the Nine Months Ended			% Change from
	September 30,	September 30,		September 30,
	2017	2016		2016

Beginning assets under management	$96,845	$99,848		(3.0)%
Gross client cash inflows	13,028	12,582		3.5%
Gross client cash outflows	(15,979)	(17,176)		7.0%
Net client cash flows	(2,951)	(4,594)		35.8%
Market appreciation (depreciation)	19,794	4,563		333.8%
Ending assets under management	$113,688	$99,817		13.9%
Average assets under management	$106,622	$95,926		11.2%

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1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.

Exhibit 5
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Three Months Ended	By Investment Team									By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Thematic	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
September 30, 2017
Beginning assets under management	$28,194	$8,692	$29,881	$38,547	$277	$2,306	$1,496	$12	$109,405	$54,588	$54,817	$109,405
Gross client cash inflows	533	232	1,019	1,163	2	224	485	2	3,660	2,948	712	3,660
Gross client cash outflows	(1,527)	(552)	(1,310)	(1,262)	(2)	(114)	(49)	(1)	(4,817)	(3,246)	(1,571)	(4,817)
Net client cash flows	(994)	(320)	(291)	(99)	—	110	436	1	(1,157)	(298)	(859)	(1,157)
Market appreciation (depreciation)	1,633	303	1,055	2,231	25	57	134	2	5,440	2,636	2,804	5,440
Net transfers[1]	—	—	—	—	—	—	—	—	—	(445)	445	—
Ending assets under management	$28,833	$8,675	$30,645	$40,679	$302	$2,473	$2,066	$15	$113,688	$56,481	$57,207	$113,688
Average assets under management	$28,541	$8,660	$30,236	$39,425	$293	$2,394	$1,809	$14	$111,372	$55,358	$56,014	$111,372

June 30, 2017
Beginning assets under management	$27,272	$8,927	$27,737	$36,126	$258	$2,145	$1,297	$—	$103,762	$52,555	$51,207	$103,762
Gross client cash inflows	655	378	1,470	1,211	3	298	181	11	4,207	2,828	1,379	4,207
Gross client cash outflows	(2,257)	(732)	(1,393)	(1,058)	(1)	(188)	(100)	—	(5,729)	(4,271)	(1,458)	(5,729)
Net client cash flows	(1,602)	(354)	77	153	2	110	81	11	(1,522)	(1,443)	(79)	(1,522)
Market appreciation (depreciation)	2,524	119	2,067	2,268	17	51	118	1	7,165	3,513	3,652	7,165
Net transfers[1]	—	—	—	—	—	—	—	—	—	(37)	37	—
Ending assets under management	$28,194	$8,692	$29,881	$38,547	$277	$2,306	$1,496	$12	$109,405	$54,588	$54,817	$109,405
Average assets under management[2]	$27,874	$8,755	$29,017	$37,694	$269	$2,220	$1,413	$11	$107,250	$53,957	$53,322	$107,250

September 30, 2016
Beginning assets under management	$29,322	$8,280	$24,160	$30,698	$213	$1,563	$723	$—	$94,959	$50,206	$44,753	$94,959
Gross client cash inflows	949	297	1,268	1,353	4	232	116	—	4,219	3,323	896	4,219
Gross client cash outflows	(1,941)	(779)	(1,114)	(1,202)	(2)	(92)	(24)	—	(5,154)	(3,907)	(1,247)	(5,154)
Net client cash flows	(992)	(482)	154	151	2	140	92	—	(935)	(584)	(351)	(935)
Market appreciation (depreciation)	1,208	367	1,893	2,147	20	81	77	—	5,793	2,904	2,889	5,793
Net transfers[1]	—	—	—	—	—	—	—	—	—	(46)	46	—
Ending assets under management	$29,538	$8,165	$26,207	$32,996	$235	$1,784	$892	$—	$99,817	$52,480	$47,337	$99,817
Average assets under management	$29,680	$8,238	$25,508	$32,073	$228	$1,698	$809	$—	$98,234	$51,692	$46,542	$98,234

______________________________________
1 Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy or investment vehicle and into another strategy or vehicle.
2 For the Thematic team, average assets under management is for the period between April 24, 2017, when the team's strategy began investment operations, and June 30, 2017.

Exhibit 6
Artisan Partners Asset Management Inc.
Assets Under Management by Investment Team and Vehicle
(unaudited; in millions)

Nine Months Ended	By Investment Team									By Vehicle
	Global Equity	U.S. Value	Growth	Global Value	Emerging Markets	Credit	Developing World	Thematic	Total	Artisan Funds & Artisan Global Funds	Separate Accounts	Total
September 30, 2017
Beginning assets under management	$25,510	$8,588	$25,714	$33,940	$228	$1,878	$987	$—	$96,845	$49,367	$47,478	$96,845
Gross client cash inflows	2,357	1,348	3,644	3,849	9	921	886	14	13,028	9,602	3,426	13,028
Gross client cash outflows	(5,443)	(1,941)	(4,177)	(3,743)	(5)	(485)	(184)	(1)	(15,979)	(11,663)	(4,316)	(15,979)
Net client cash flows	(3,086)	(593)	(533)	106	4	436	702	13	(2,951)	(2,061)	(890)	(2,951)
Market appreciation (depreciation)	6,409	680	5,464	6,633	70	159	377	2	19,794	9,703	10,091	19,794
Net transfers[1]	—	—	—	—	—	—	—	—	—	(528)	528	—
Ending assets under management	$28,833	$8,675	$30,645	$40,679	$302	$2,473	$2,066	$15	$113,688	$56,481	$57,207	$113,688
Average assets under management[2]	$27,701	$8,732	$28,809	$37,425	$269	$2,216	$1,462	$13	$106,622	$53,678	$52,965	$106,622

September 30, 2016
Beginning assets under management	$32,434	$10,369	$24,929	$30,182	$571	$989	$374	$—	$99,848	$53,526	$46,322	$99,848
Gross client cash inflows	3,061	1,224	3,223	3,715	7	909	443	—	12,582	9,753	2,830	12,583
Gross client cash outflows	(5,377)	(4,681)	(3,551)	(2,819)	(398)	(298)	(52)	—	(17,176)	(12,859)	(4,318)	(17,177)
Net client cash flows	(2,316)	(3,457)	(328)	896	(391)	611	391	—	(4,594)	(3,106)	(1,488)	(4,594)
Market appreciation (depreciation)	(580)	1,253	1,606	1,918	55	184	127	—	4,563	2,158	2,405	4,563
Net transfers[1]	—	—	—	—	—	—	—	—	—	(98)	98	—
Ending assets under management	$29,538	$8,165	$26,207	$32,996	$235	$1,784	$892	$—	$99,817	$52,480	$47,337	$99,817
Average assets under management	$29,904	$8,873	$24,075	$30,701	$314	$1,432	$627	$—	$95,926	$51,072	$44,854	$95,926

______________________________________
1Net transfers represent certain amounts that we have identified as having been transferred out of one investment strategy, investment vehicle, or account and into another strategy, vehicle, or account.
2 For the Thematic team, average assets under management is for the period between April 24, 2017, when the team's strategy began investment operations, and September 30, 2017.

Exhibit 7

Artisan Partners Asset Management Inc.
Investment Strategy AUM and Gross Composite Performance 1
As of September 30, 2017
(unaudited)

								Average Annual Value-Added[2] Since Inception (bps)
	Inception	Strategy AUM	Average Annual Total Returns (%)
Investment Team and Strategy	Date	(in $MM)	1 YR	3 YR	5 YR	10 YR	Inception
Global Equity Team
Non-U.S. Growth Strategy	1/1/1996	$26,727	17.06%	4.47%	8.77%	3.76%	10.45%	547
MSCI EAFE Index			19.10%	5.03%	8.37%	1.34%	4.98%
Non-U.S. Small-Cap Growth Strategy	1/1/2002	$748	14.92%	7.43%	10.00%	4.95%	13.59%	297
MSCI EAFE Small Cap Index			21.84%	11.12%	12.84%	4.63%	10.63%
Global Equity Strategy	4/1/2010	$1,358	20.52%	10.07%	12.89%	N/A	12.75%	416
MSCI All Country World Index			18.65%	7.43%	10.19%	N/A	8.59%
U.S. Value Team
U.S. Mid-Cap Value Strategy	4/1/1999	$6,543	16.52%	7.59%	12.48%	9.05%	13.41%	399
Russell Midcap® Index			15.32%	9.53%	14.25%	8.07%	9.42%
Russell Midcap® Value Index			13.37%	9.18%	14.32%	7.84%	10.03%
Value Equity Strategy	7/1/2005	$2,132	18.40%	9.72%	12.27%	7.13%	8.70%	2
Russell 1000® Index			18.54%	10.62%	14.26%	7.54%	8.68%
Russell 1000® Value Index			15.12%	8.53%	13.19%	5.91%	7.48%
Growth Team
U.S. Mid-Cap Growth Strategy	4/1/1997	$13,563	13.52%	9.03%	13.11%	9.58%	15.08%	473
Russell Midcap® Index			15.32%	9.53%	14.25%	8.07%	10.35%
Russell Midcap® Growth Index			17.82%	9.95%	14.17%	8.19%	9.05%
U.S. Small-Cap Growth Strategy	4/1/1995	$2,255	14.98%	13.17%	13.72%	9.09%	10.40%	88
Russell 2000® Index			20.74%	12.16%	13.78%	7.84%	9.51%
Russell 2000® Growth Index			20.98%	12.16%	14.27%	8.46%	7.85%
Global Opportunities Strategy	2/1/2007	$14,813	19.91%	13.27%	14.56%	9.80%	10.80%	601
MSCI All Country World Index			18.65%	7.43%	10.19%	3.88%	4.79%
Global Discovery Strategy	9/1/2017	$14	N/A	N/A	N/A	N/A	1.35%	(58)
MSCI All Country World Index			N/A	N/A	N/A	N/A	1.93%
Global Value Team
Non-U.S. Value Strategy	7/1/2002	$21,208	21.84%	9.02%	13.02%	8.47%	13.03%	647
MSCI EAFE Index			19.10%	5.03%	8.37%	1.34%	6.57%
Global Value Strategy	7/1/2007	$19,471	21.88%	10.13%	13.91%	9.85%	9.21%	509
MSCI All Country World Index			18.65%	7.43%	10.19%	3.88%	4.13%
Emerging Markets Team
Emerging Markets Strategy	7/1/2006	$302	26.19%	9.54%	6.19%	1.82%	6.30%	48
MSCI Emerging Markets Index			22.46%	4.90%	3.98%	1.32%	5.82%
Credit Team
High Income Strategy	4/1/2014	$2,437	11.12%	8.73%	N/A	N/A	8.16%	298
BofA Merrill Lynch High Yield Master II Index			9.06%	5.86%	N/A	N/A	5.18%
Developing World Team
Developing World Strategy	7/1/2015	$2,066	24.41%	N/A	N/A	N/A	13.27%	589
MSCI Emerging Markets Index			22.46%	N/A	N/A	N/A	7.38%
Thematic Team
Thematic Strategy	5/1/2017	$15	N/A	N/A	N/A	N/A	17.29%	1068
S&P 500 Market Index			N/A	N/A	N/A	N/A	6.61%
Total Assets Under Management[3]		$113,688
______________________________________
1 We measure the results of our “composites”, which represent the aggregate performance of all discretionary client accounts, including mutual funds, invested in the same strategy except those accounts with respect to which we believe client-imposed restrictions may have a material impact on portfolio construction and those accounts managed in a currency other than U.S. dollars (the results of these accounts, which represented approximately 12% of our assets under management at September 30, 2017, are maintained in separate composites, which are not presented in these materials). Returns for periods less than one year are not annualized.
2 Value-added is the amount in basis points by which the average annual gross composite return of each of our strategies has outperformed the broad-based market index most commonly used by our clients to compare the performance of the relevant strategy. Value-added for periods less than one year is not annualized. The Artisan High Income Strategy may hold loans and other security types that may not be included in the BofA Merrill Lynch High Yield Master II Index. At times, this causes material differences in relative performance.
3 Total Assets Under Management includes $36 million of assets managed in a privately offered strategy managed by the Credit Team.